Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Compensation Committee of the Board of Directors of

U.S. Global Investors, Inc. and the Participants of the

U.S. Global Investors, Inc. Employee Stock Purchase Plan

San Antonio, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 7, 2012, relating to the financial statements of the U.S. Global Investors, Inc. Employee Stock Purchase Plan appearing on this Form 11-K for the year ended December 31, 2011.

/s/ BDO USA, LLP
BDO USA, LLP Dallas, Texas

March 7, 2012